Exhibit 27(m)

Sample Hypothetical Illustration

WRL FFB Current Accumulation

Policy Year	Month	Age	Beginning CV (1)	Premium (2)	Premium Load (3)	Policy Fee (4)	Premium Collection Fee (5)	BOM DB (6)	BOM NAAR (7)	Base COI Rate (8)	Base COI Deduction (9)
5	49	34	8,294.09	2,500.00	150.00	5.00	3.00	300,000.00	288,380.00	0.12583	36.29
5	50	34	10,636.21	—	—	5.00	—	300,000.00	288,384.88	0.12583	36.29
5	51	34	10,631.31	—	—	5.00	—	300,000.00	288,389.78	0.12583	36.29
5	52	34	10,626.39	—	—	5.00	—	300,000.00	288,394.69	0.12583	36.29
5	53	34	10,621.46	—	—	5.00	—	300,000.00	288,399.63	0.12583	36.29
5	54	34	10,616.50	—	—	5.00	—	300,000.00	288,404.59	0.12583	36.29
5	55	34	10,611.53	—	—	5.00	—	300,000.00	288,409.56	0.12583	36.29
5	56	34	10,606.54	—	—	5.00	—	300,000.00	288,414.56	0.12583	36.29
5	57	34	10,601.54	—	—	5.00	—	300,000.00	288,419.56	0.12583	36.29
5	58	34	10,596.51	—	—	5.00	—	300,000.00	288,424.59	0.12583	36.29
5	59	34	10,591.47	—	—	5.00	—	300,000.00	288,429.63	0.12583	36.29
5	60	34	10,586.41	—	—	5.00	—	300,000.00	288,434.69	0.12583	36.29

Policy Year	Month	Age	Net CV (10)	Gross Rate of Inv Return (11)	Invest Fees (12)	Net Rate (13)	M&E (14)	Interest (15)	End CV (16)
5	49	34	10,599.80	6.00%	0.90%	5.10%	0.90%	36.40	10,636.21
5	50	34	10,594.92	6.00%	0.90%	5.10%	0.90%	36.39	10,631.31
5	51	34	10,590.02	6.00%	0.90%	5.10%	0.90%	36.37	10,626.39
5	52	34	10,585.10	6.00%	0.90%	5.10%	0.90%	36.35	10,621.46
5	53	34	10,580.17	6.00%	0.90%	5.10%	0.90%	36.34	10,616.50
5	54	34	10,575.21	6.00%	0.90%	5.10%	0.90%	36.32	10,611.53
5	55	34	10,570.24	6.00%	0.90%	5.10%	0.90%	36.30	10,606.54
5	56	34	10,565.25	6.00%	0.90%	5.10%	0.90%	36.29	10,601.54
5	57	34	10,560.25	6.00%	0.90%	5.10%	0.90%	36.27	10,596.51
5	58	34	10,555.22	6.00%	0.90%	5.10%	0.90%	36.25	10,591.47
5	59	34	10,550.18	6.00%	0.90%	5.10%	0.90%	36.23	10,586.41
5	60	34	10,545.12	6.00%	0.90%	5.10%	0.90%	36.22	10,581.33

(1)	= End of Month Cash Value from previous month
(2)	= Annual planned premium
(3)	= 6.0% yrs 1-10, 2.5% yrs.11+
(4)	= Monthly Administration Fee = $5.00 in all months
(5)	= Premium Collection Fee = $3.00 per premium
(6)	= Beginning of Month Death Benefit
(7)	= Net Amount at Risk = (6) - (1) - (2) + (3) + (4) + (5)
(8)	= Current cost of insurance rate
(9)	= Current cost of insurance charge = (7) / 1000 * (8)
(10)	= Net Cash Value = (1) + (2) - (3) - (4) - (5) - (9)
(11)	= Hypothetical Gross Rate of Investment Return
(12)	= Arithmetic Average of Total Portfolio Expenses
(13)	= Hypothetical Net Rate of Investment Return = (11) - (12)
(14)	= Mortality and Expense Charge
(15)	= Interest = (10) * { [1 + (13) - (14)] ^ (1/12) -1 }
(16)	= End Of Month Cash Value = (10) + (15)